Monaker Group, Inc. 8-K

Exhibit 99.1

Monaker Group Announces Pricing of $2.0 Million Registered Direct Offering

WESTON, FLORIDA -- Friday, July 24, 2020 – Monaker Group, Inc. (NASDAQ: MKGI) (the "Company"), a worldwide online marketplace for alternative lodging rentals (ALRs), which offers ALR products and services to property owners and managers, travelers, and other travel/lodging distributors, today announced that it has entered into a securities purchase agreement with an institutional investor for the issuance and sale of 1,000,000 shares of its common stock at a price of $2.00 per share, for aggregate gross proceeds of approximately $2.0 million, in a registered direct offering. Kingswood Capital Markets, a division of Benchmark Investments, Inc., is acting as placement agent for the offering.

The offering is expected to close on or about July 27, 2020, subject to the satisfaction of customary closing conditions.

The offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-224309) previously filed and declared effective by the Securities and Exchange Commission (the "SEC"), and declared effective on July 2, 2018. The offering of the shares of common stock will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement, describing the terms of the proposed offering, which will be filed with the SEC. The Company will also file a Form 8-K in connection with the securities purchase agreement and the closing of the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

When available, copies of the prospectus supplement relating to this registered direct offering, together with the accompanying prospectus, can be obtained at the SEC's website at www.sec.gov or from Kingswood Capital Markets, a division of Benchmark Investments Inc., 17 Battery Place, New York, NY 10004, Attention: Syndicate Department, or via email at syndicate@kingswoodcm.com or telephone at (212) 404-7002. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

About Monaker Group

Monaker Group, Inc., is a technology-driven company focused on delivering innovation to the alternative lodging rental (ALR) market. The proprietary Monaker Booking (MBE) provides access to more than 3.2 million instantly bookable vacation rental homes, villas, chalets, apartments, condos, resort residences, and castles. MBE offers travel distributors and agencies an industry first: a customizable, instant-booking platform for alternative lodging rental. For more about Monaker Group, visit www.monakergroup.com and follow on twitter @MonakerGroup.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of, and within the safe harbor provided by the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinions, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Monaker believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. Factors that may cause such a difference include risks and uncertainties relate to completion of the public offering on the anticipated terms, or at all, market conditions and the satisfaction of customary closing conditions related to the public offering. More information about the risks and uncertainties faced by Monaker will be contained in, in and incorporated by reference in, the section captioned “Risk Factors” in the prospectus supplement related to the public offering and are detailed from time to time in Monaker’s periodic reports filed with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made only as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Contact:
Monaker Group, Inc.
info@monakergroup.com